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                                   EXHIBIT 1

                                   AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated July 16, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date:  July 24, 1998                       ENCAP EQUITY 1996 LIMITED PARTNERSHIP



                                           /s/ ROBERT L. ZORICH
                                           -----------------------------------
                                           Robert L. Zorich
                                           Managing Director


Date:  July 24, 1998                      ENCAP INVESTMENTS L.C.


                                           /s/ ROBERT L. ZORICH
                                           -----------------------------------
                                           Robert L. Zorich
                                           Managing Director